Exhibit 3.2

Execution Version

BYLAWS

OF

ATHENE HOLDING LTD.

(Effective December 31, 2023)

ARTICLE I

MEETINGS OF STOCKHOLDERS, ACTION WITHOUT A MEETING

Section 1.01 Annual Meetings. Subject to the rights of the holders of any series of Preferred Stock with respect to any Preferred Stock Directors, if required by Applicable Law, an annual meeting of the stockholders of the Corporation for the election of Directors and such other matters as may be properly brought before the meeting shall be held at such date and time as may be fixed by the Board of Directors at such place, if any, within or without the State of Delaware as may be fixed by the Board of Directors as stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. At each annual meeting, the stockholders shall elect the members of the Board then-subject to election in accordance with the procedures set forth in the Certificate of Incorporation or these Bylaws and subject to Applicable Law and the rules of any stock exchange or quotation system on which shares of the Corporation may be then listed or quoted and in accordance with the terms and conditions of any series of Preferred Stock of the Corporation that is issued and outstanding.

Section 1.02 Special Meetings. Special meetings of stockholders (or any class thereof) may only be called in the manner provided in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Special meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, on such date and at such time, and for such purpose or purposes, as the Board of Directors shall determine and state in the Corporation’s notice of meeting. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 1.03 Notice of Meetings of Stockholders. Notice, stating the place, if any, day and hour of any annual or special meeting of the stockholders, as determined by the Board of Directors, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting of the stockholders of the Corporation, the purpose or purposes for which the meeting is called, shall, except as otherwise required by Applicable Law, be delivered by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, to each holder of record who is entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such further notice shall be given as may be required by the DGCL.

Section 1.04 Adjournment. Any meeting of the stockholders of the Corporation may be adjourned from time to time by the chairperson of the meeting to another place, if any, or time, without regard to the presence of a quorum. In the absence of a quorum, any meeting of stockholders of the Corporation may be adjourned from time to time by the affirmative vote of stockholders holding at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 1.05 of these Bylaws. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new record date need not be fixed, if the time and place thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced, displayed or set forth in accordance with Section 222 of the DGCL and the adjournment is not for more than thirty (30) calendar days. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 1.05 Quorum. At any meeting of stockholders of the Corporation, the holders of a majority of the voting power of the outstanding shares of capital stock of the class or classes or series for which a meeting has been called, represented in person or by proxy, shall constitute a quorum of such class or classes or series unless any such action by the stockholders requires approval by holders of a greater percentage of voting power of such stock, in which case the quorum shall be such greater percentage. The submission of matters to stockholders of the Corporation for approval shall occur only at a meeting of stockholders of the Corporation duly called and held in accordance with the Bylaws and the Certificate of Incorporation at which a quorum is present; provided, however, that the stockholders of the Corporation present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of voting power of the outstanding shares of capital stock of the Corporation specified in the Certificate of Incorporation, these Bylaws or the DGCL.

Section 1.06 Required Vote for Stockholder Action. When a quorum is present at any meeting, all matters properly submitted to stockholders of the Corporation for approval (other than the election of directors) shall be determined by the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation which are present in person or by proxy at such meeting and entitled to vote thereon (unless a greater percentage is required with respect to such matter under the DGCL or a greater or lesser percentage is required under the provisions of the Certificate of Incorporation or these Bylaws, in which case the approval of stockholders of the Corporation holding outstanding shares of capital stock that in the aggregate represent at least such percentage of voting power shall be required) and such determination shall be deemed to constitute the act of all the stockholders of the Corporation.

Section 1.07 Record Date. For purposes of determining the stockholders of the Corporation entitled to notice of or to vote at a meeting of the stockholders of the Corporation, the Board of Directors may set a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of the meeting. A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.08 Proxies. Subject to the requirements of the DGCL, on any matter that is to be voted on by stockholders of the Corporation, the stockholders may vote in person or by proxy, and such proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by Applicable Law. Any such proxy shall be filed in accordance with the procedure established for the meeting.

Section 1.09 Conduct of a Meeting. To the fullest extent permitted by Applicable Law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders of the Corporation, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of these Bylaws and the Certificate of Incorporation, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairperson of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation maintained by the Corporation. The Board of Directors may make such other regulations consistent with Applicable Law, the Certificate of Incorporation and these Bylaws as it may deem advisable concerning the conduct of any meeting of the stockholders of the Corporation, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

Section 1.10 Actions of the Stockholders by Written Consent. Any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including electronic), setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted, and such writing or writings or electronic transmission are filed with the minutes of proceedings of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders of the Corporation who have not consented in writing to the taking of such action.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 General. Except as otherwise provided in the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.02 Number of Directors, Election. The total number of Directors constituting the Board of Directors shall be fixed in the manner provided in the Certificate of Incorporation, subject to the minimum number required under the rules of any exchange under which any shares of Common Stock or Preferred Stock of the Corporation are listed. Subject to the rights of the holders of any series of Preferred Stock with respect to any Preferred Stock Directors, Directors shall be elected by a majority of the votes cast by the holders of the outstanding shares of common stock of the Corporation present in person or represented by proxy and entitled to vote on the election of Directors at any annual meeting of stockholders at which a quorum is present and subject to the terms and conditions of any series of Preferred Stock of the Corporation that is issued and outstanding.

Section 2.03 Removal. Subject to any provision to the contrary in these Bylaws, the Certificate of Incorporation, the DGCL and the terms and conditions of any series of Preferred Stock of the Corporation that is issued and outstanding, the stockholders entitled to vote for thereon may, at any annual meeting or special meeting convened and held in accordance with these Bylaws, remove a Director with or without cause, provided that the notice of any such meeting convened for the purpose of removing a Director for cause shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. If a Director is removed from the Board under this Bylaw, then the stockholders may fill the vacancy at the meeting at which such Director is removed, subject to the terms and conditions of any series of Preferred Stock of the Corporation that is issued and outstanding. In the absence of such election or appointment, the Board may fill the vacancy.

Section 2.04 Resignations. Any Director may resign at any time by giving notice of such Director’s resignation in writing or by electronic transmission to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon receipt by the Corporation of such resignation.

Section 2.05 Vacancies. Any vacancies and newly created directorships on the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation.

Section 2.06 Regular Meetings. The Board of Directors may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board of Directors may be held without notice.

Section 2.07 Special Meetings. Special meetings of the Board of Directors may be called by any of the Chairperson of the Board of Directors, the Chief Executive Officer of the Corporation or a majority of the Independent Directors or upon a resolution adopted by the Board of Directors, by the Secretary (or other officer of the Corporation if the Secretary is unavailable) on twenty-four (24) hours’ notice to each director, either personally or by telephone or by mail, facsimile, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by such director in writing or by electronic transmission, or if such Director shall be present at such meeting, except if the director attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.08 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 2.09 Quorum; Voting. At all meetings of the Board of Directors, one-third of the total number of authorized Directors shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of Directors who are the authorized voting members of such committee (assuming no vacancies) shall constitute a quorum. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, the vote of a majority of the Directors or voting committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

Section 2.10 Organization. The Board of Directors may appoint one or more “Chairpersons” of the Board of Directors. At each meeting of the Board of Directors, one of the Chairpersons of the Board of Directors or, in the absence of any Chairpersons of the Board of Directors, a Director chosen by a majority of the Directors present, shall act as chairperson of the meeting. The Secretary or an assistant secretary designated by the Secretary shall act as secretary of each meeting of the Board of Directors. In case the Secretary of the Board of Directors shall be absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee, as the case may be. After any such action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12 Committees. The Board of Directors may designate one (1) or more committees consisting of one (1) or more Directors of the Corporation, which, to the extent provided in such designation, shall have and may exercise, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the committee.

Section 2.13 Observers. The Board of Directors (or any committee thereof) may from time to time designate one or more individuals as observers (each, an “Observer”). Any Observer may be removed at any time with or without cause (a) if such Observer is designated as an Observer of the Board of Directors, by a majority of the Directors and (b) if such Observer is designated as an Observer of a committee, by a majority of the Directors comprising such committee. The designation of any individual as an Observer may be subject to policies and procedures that the Board of Directors or applicable committee may from time to time prescribe and each Observer, by virtue of accepting his or her designation as such, agrees to be bound by the terms of this Section 2.13 and to maintain the confidentiality of all information such Observer obtains in connection with his or her designation or service as such (and, in connection therewith, to execute an agreement regarding the disclosure and use of confidential information and containing such other provisions regarding the Observer’s conduct in such form as may be provided to such Observer by the Corporation). Each Observer shall have such rights to attend meetings of the Board of Directors or applicable committee and receive notices and materials as may be determined from time to time by such committee; provided, that any Observer may be excluded from any meeting or portion thereof, and that the Observer need not be given any notices, information or reports provided to the members of the Board of Directors or applicable committee or other information or materials related thereto if (i) a majority of the members of the Board of Directors or such committee or (ii) the officer responsible for providing the notice, information or reports to such committee determines (x) that excluding the Observer or failing to give such notices, information or reports to such Observer is necessary or advisable to (1) preserve attorney-client, work product or similar privilege, (2) comply with the terms and conditions of confidentiality agreements with third parties or (3) comply with Applicable Law or (y) there exists, with respect to the subject of a meeting or the notices, information or reports provided to the Board of Directors or such committee, an actual or potential conflict of interest between the applicable committee, the Board of Directors or any other committee thereof or the Corporation, on the one hand, and such Observer, on the other hand. The rights of the Observers shall be limited to the rights expressly provided by the Board of Directors or the applicable committee (as may be further limited by the Certificate of Incorporation, the Bylaws or any agreement between the Corporation and the Observer and/or its affiliates), and no Observer shall have any rights as a director of the Corporation or member of any committee of the Board of Directors under the Certificate of Incorporation, these Bylaws, the DGCL, any such agreement or otherwise. For the avoidance of doubt, each Observer shall: (i) not be counted for purposes of determining whether a quorum is present at any meeting; (ii) not have the right to vote on any matter brought before a meeting or to participate in any action by consent in lieu of a meeting (and no vote or consent of any Observer shall be required for purposes of determining whether any matter has been approved by a committee); and (iii) shall not be entitled to any other rights or powers of directors of the Corporation or members of any committee under the Certificate of Incorporation, these Bylaws, the DGCL, Applicable Law or any agreement to which the Corporation is a party. Any Observer may resign as such at any time by delivering notice in writing or by electronic transmission of such termination to the Corporation. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Corporation.

ARTICLE III

OFFICERS

Section 3.01 Appointment, Selection and Designation of Officers. The Board of Directors may, from time to time as it deems advisable, select or delegate the authority to select natural persons who are employees or agents of the Corporate Group Members and designate them as officers of the Corporation (the “Officers”) and assign titles (including, without limitation, “chief executive officer,” “president,” “chief operating officer,” “chief financial officer,” “chief administrative officer,” “chief compliance officer,” “principal accounting officer,” “chairperson,” “senior chairperson,” “executive vice chairperson,” “vice chairperson,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “general manager,” “senior managing director,” “managing director” and “director”) to any such persons. An Officer may be removed with or without cause by the Board of Directors or any of its designees. Any vacancies occurring in any office may be filled by the Board of Directors in the same manner as such officers are appointed and selected pursuant to this Section 3.01.

Section 3.02 Delegation of Duties. Unless the Board of Directors determines otherwise, if a title is one commonly used for officers of a corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. Subject to any requirements set forth in the Certificate of Incorporation, the Board of Directors may delegate to any officer any of the Board of Director’s powers to the extent permitted by Applicable Law. Any delegation pursuant to this Section 3.02 may be revoked at any time by the Board of Directors.

Section 3.03 Officers as Agents. The officers, to the extent of their powers set forth under Applicable Law, the Certificate of Incorporation or these Bylaws or otherwise vested in them by action of the Board of Directors not inconsistent with Applicable Law, the Certificate of Incorporation or these Bylaws, are agents of the Corporation for the purpose of the Corporation’s business and the actions of the officers taken in accordance with such powers shall bind the Corporation.

ARTICLE IV

CONFLICTS

Section 4.01 Resolution of Conflicts. All Apollo Conflicts, as defined in the charter of the Conflicts Committee (as defined below), shall be approved by the Conflicts Committee unless such conflict is: (a) specifically exempted from approval in accordance with the Conflicts Committee charter and any related procedures or guidelines as they may be amended from time to time; (b) fair and reasonable to the Corporation and its Subsidiaries, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Corporation and its Subsidiaries); or (c) entered into on an arm’s-length basis.

Section 4.02 Conflicts Committee. The Board of Directors shall constitute a committee comprised solely of Directors who are not general partners, directors (other than independent directors), managers, officers or employees of any member of the Apollo Group (the “Conflicts Committee”). The Conflicts Committee shall consist of up to five (5) individuals designated by the Board of Directors. The Conflicts Committee may have a chairperson, who shall be designated by the Board of Directors or, if the Board of Directors so delegates, by the Conflicts Committee. The vote necessary to approve any action at a meeting of the Conflicts Committee shall be a majority of the entire Conflicts Committee. The Conflicts Committee may meet in person, by telephone or video conference call or in any other manner in which the Board of Directors is permitted to meet under Applicable Law and may also take action by unanimous written consent. The Conflicts Committee, upon the affirmative vote of a majority of the entire Conflicts Committee, shall have the authority to engage consultants to assist in the evaluation of conflicts matters. The Conflicts Committee shall have the sole authority to retain and terminate any such consultants, including sole authority to approve the consultants’ fees and other retention terms; provided, that fees and expenses incurred in connection with the engagement of any such consultant are reasonable.

ARTICLE V

DEFINITIONS

Section 5.01 Definitions. Terms used in these Bylaws and not defined herein shall have the meanings assigned to such terms in the Certificate of Incorporation. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Bylaws:

“ACRA HoldCo” means Athene Co-Invest Reinsurance Affiliate Holding Ltd.;

“ACRA 2 HoldCo” means Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.;

“AGM” means Apollo Global Management, Inc.;

“Apollo Group” means, (i) AGM and its Subsidiaries excluding the Corporation and its Subsidiaries, (ii) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by any Person described in clause (i), (iii) BRH Holdings GP, Ltd. and each of its shareholders, (iv) any executive officer or employee of AGM or its Subsidiaries excluding the Corporation and its Subsidiaries, and (v) any Affiliate of a Person described in clauses (i), (ii), (iii) or (iv) above; provided, none of the Corporation or its Subsidiaries (other than ACRA HoldCo and its Subsidiaries and ACRA 2 HoldCo and its Subsidiaries and any future similar vehicle and its Subsidiaries) shall be deemed to be a member of the Apollo Group for purposes of these Bylaws;

“Applicable Law” means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such Person;

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder;

“Governmental Authority” means any United States Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body and any self-regulating authority such as FINRA);

“Independent Directors” means any Director that meets the independence requirements under the then-prevailing rules of the New York Stock Exchange or any stock exchange or quotation system on which the Corporation’s Common Stock is then listed or quoted, as determined by the Board;

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any other exchange (domestic or foreign, and whether or not so registered) designated by the Board of Directors as a National Securities Exchange; and

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Fiscal Year. The fiscal year for tax and financial reporting purposes of the Corporation shall be a calendar year ending December 31 unless otherwise required by the Code or, to the extent permitted by Applicable Law, as otherwise set forth in a resolution (or written consent) of the Board of Directors.

Section 6.02 Construction. For purposes of these Bylaws, unless the context otherwise requires, (i) section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein, (ii) words importing the singular include the plural and vice versa, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) a reference to a clause, party, section, article, annex, exhibit or schedule is a reference to a clause or section of, or a party, annex, exhibit or schedule to these Bylaws, and a reference to these Bylaws includes any annex, exhibit and schedule hereto, (v) a reference to a statute, regulations, proclamation, ordinance or bylaw includes all statutes, regulations, proclamations, ordinances or bylaws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and bylaws issued under the statute, (vi) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document, (vii) a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns, (viii) the use of the term “including” means “including without limitation”, (ix) the words “herein”, “hereunder” and other words of similar import refer to these Bylaws as a whole, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in these Bylaws, (x) where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates, and (xi) unless expressly provided otherwise, the measure of a period of one month or one year for purposes of these Bylaws shall be that date of the following month or year corresponding to the starting date; provided, that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1).

Section 6.03 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other Applicable Law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

Section 7.01 Amendments. The Board of Directors is expressly authorized to adopt, amend and repeal, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or the Certificate of Incorporation; provided, that any such adoption, amendment or repeal that materially, adversely and disproportionately affects the rights, obligations, powers or preferences of any class of stock without similarly affecting the rights, obligations, powers or preferences of all classes of stock shall require a vote of the majority in voting power of the issued and outstanding shares constituting such class so affected. Notwithstanding any other provision of these Bylaws, the Certificate of Incorporation or any provision of Applicable Law which otherwise might permit a lesser vote or no vote, but in addition to any other affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required for the stockholders to alter, amend or repeal, in whole or in part, these Bylaws.

[Remainder of Page Intentionally Left Blank]